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                                                                    EXHIBIT 99.1

                            Certification Pursuant to
                             18 U.S.C. Section 1350
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with the Quarterly Report on Form 10-Q (the "Form 10-Q") of VL Dissolution Corporation, a Colorado corporation (the "Company"), for the quarter ended March 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned officer of the Company certifies pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

         (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 5, 2003

/s/ CHARLES R. BLAND
-----------------------------------
Charles R. Bland
Chief Executive Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934, as amended and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.